[EXHIBIT 4e TO FORM S-3]

                      COLONIAL GAS COMPANY

        SUCCESSION OF TRUSTEE AND ASSIGNMENT OF MORTGAGE

        KNOW ALL MEN BY THESE PRESENTS:

	(1) State Street Bank and Trust Company (the "Predecessor Trustee") has been trustee under a Second Amended and Restated
First Mortgage Indenture (as amended and supplemented, the "Restated Indenture") dated as of June 15, 1992 of Colonial
Gas Company (the "Company") and recorded and filed on June 26, 1992, as follows:

	Barnstable County Registry of Deeds in Book 8086,
	Page 97;

	Barnstable County Registry of Deeds, Land Registration
	Division, as Document No. 556487 and noted on Certificates of Title Nos. 46050, 59716 and 84810;

	Middlesex County Registry of Deeds, North Division, in
	Book 5994, Page 188;

	Middlesex County Registry of Deeds, South Division, in
	Book 22161, Page 360;

	Plymouth County Registry of Deeds in Book 11076,
	Page 210; and

	Filed with Secretary of the Commonwealth as Documents
	Nos. 100102 and 100103, an amendment to original
	Financing Statements Nos. 589106 and 47680.

	(2) Pursuant to written action of the holders of a majority in principal amount of the First Mortgage Bonds (the "Bonds") outstanding under the Restated Indenture in accordance with Section 10.18 of the Restated Indenture, the Predecessor Trustee has been removed as trustee and The First National Bank of Boston (the "Successor Trustee") has been appointed successor trustee with all the estates, properties, rights, powers, trusts, duties and obligations of the trustee under the Restated Indenture, such appointment to be effective as of November 15, 1994.

	(3) The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Sections 4.02 and 10.01 of the Restated Indenture to be appointed successor trustee, and hereby accepts its appointment as successor trustee as aforesaid.

	(4) In connection with the foregoing, the Predecessor Trustee does hereby GIVE, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER AND SET OVER unto the Successor Trustee, its successors and assigns forever, all the rights and powers of the trustee in and to the trust estate and all rights, powers, trusts, duties and obligations of the trustee under the Restated Indenture; and the Predecessor Trustee does hereby pay over, assign, and deliver to the Successor Trustee any and all money, if any, and property, if any, held by the Predecessor Trustee as trustee. The Company for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee said estate, properties, rights, powers, trusts, duties and obligations, and at the request of the Successor Trustee, joins in the execution hereof.

	(5) The Predecessor Trustee hereby represents and warrants to the Successor Trustee that:

		a.  To the best of the knowledge of the
Predecessor Trustee, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Restated
Indenture.

		b. No covenant or condition contained in the Restated Indenture has been waived by the Predecessor Trustee or by the holders of the percentage in aggregate principal amount of the Bonds required by the Restated Indenture to effect any such waiver.

		c.  There is no action, suit or proceeding
pending or, to the best of the knowledge of the Predecessor Trustee, threatened against the Predecessor Trustee before any court or governmental authority arising out of any action or omission by the Predecessor Trustee as trustee under the Restated Indenture.

	(6)  Notwithstanding the removal of the Predecessor
Trustee as trustee under the Restated Indenture, the Company shall remain obligated under the Restated Indenture to compensate, reimburse and indemnify the Predecessor Trustee for the period of its trusteeship under the Restated Indenture.

	(7) This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

	(8) Each of the Company, the Predecessor Trustee and the Successor Trustee acknowledges receipt of an executed counterpart of this Instrument.

	(9) Unless otherwise defined herein, all terms used herein which are defined in the Restated Indenture shall have the meanings assigned to them in the Restated Indenture.

	(10) This Instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

	IN WITNESS WHEREOF, the Colonial Gas Company has caused this Instrument to be duly executed under seal by Dennis W.
Carroll, its Vice President and Treasurer, hereunto duly authorized, as of this 9th day of November, 1994.

				COLONIAL GAS COMPANY



				By:     Dennis W. Carroll
				Title:  Vice President and
                                        Treasurer



	COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.				November 9, 1994

	Then personally appeared the above-named Dennis W. Carroll, Vice President and Treasurer of Colonial Gas Company and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of Colonial Gas Company before me.

				        June T. Abreu
					Notary Public
					My Commission Expires:
					2/19/99

	IN WITNESS WHEREOF, State Street Bank and Trust Company has caused this Instrument to be duly executed under seal by Daniel Golden, its Assistant Vice President, hereunto duly authorized, as of this 18th day of November, 1994.

			STATE STREET BANK AND TRUST COMPANY


			By:     Daniel Golden
			Title:  Assistant Vice President


                 COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.			November 18, 1994

	Then personally appeared the above-named Daniel Golden, Assistant Vice President of State Street Bank and Trust
Company and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of State Street
Bank and Trust Company before me.


				Ann Cappelletti
				Notary Public
				My Commission Expires:
				7/8/99


	IN WITNESS WHEREOF, The First National Bank of
Boston has caused this Instrument to be duly executed under seal by Donna Germano, its Account Manager, hereunto duly authorized, as of this 22nd day of November, 1994.


			THE FIRST NATIONAL BANK OF BOSTON


			By:     D. Germano
			Title:  Account Manager


                  COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.			November 22, 1994

	Then personally appeared the above-named Donna
Germano, Account Manager of The First National Bank of
Boston and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of The
First National Bank of Boston before me.


				B. May
				Notary Public
				My Commission Expires:
				10/31/97


            [END OF EXHIBIT 4e TO FORM S-3]